VF CORP. TO WITHDRAW PACIFIC EXCHANGE LISTING,
RETAINS NEW YORK STOCK EXCHANGE LISTING
Greensboro, North Carolina — December 13, 2007 — VF Corporation (NYSE: VFC) today announced plans to withdraw the listing of its common stock from NYSE Arca, Inc., formerly the Pacific Exchange. VF’s common stock will continue to be listed on the New York Stock Exchange.
VF has decided to withdraw its listing from NYSE Arca, Inc. to reduce fees and duplicative administrative requirements associated with dual listings resulting from the NYSE Group’s recent merger with Archipelago Holdings, the parent company of NYSE Arca. The withdrawal is expected to be effective within the next month.
VF does not believe that withdrawing its listing from NYSE Arca, Inc. will have any impact on the liquidity of its stock. NYSE Arca will continue to trade VF’s stock on an unlisted trading privilege basis.
About the Company
VF Corporation is a global leader in branded lifestyle apparel including jeanswear, outdoor products, intimate apparel, image apparel and sportswear. Its principal brands include Lee®, Wrangler®, Riders®, Rustler®, Vanity Fair®, Vassarette®, Bestform®, Lily of France®, Nautica®, John Varvatos®, JanSport®, Eastpak®, The North Face®, Vans®, Reef®, Napapijri®, Kipling®, Lee Sport® and Red Kap®.
VF Corporation’s press releases, annual report and other information can be accessed through the Company’s home page, www.vfc.com.